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SARM05-20 - STACK PRICE/YIELD

Settle         9/30/2005
First Payment 10/25/2005

           25 CPB
        1-A1
Price        101-05+
       Yield    5.23
         WAL    2.83
    Mod Durn    2.46
        1-A2
Price        100-21+
       Yield    5.43
         WAL    2.83
    Mod Durn    2.45
        2-A1
Price        101-09+
       Yield    5.14
         WAL    2.49
    Mod Durn    2.21
        2-A2
Price        100-26+
       Yield    5.35
         WAL    2.49
    Mod Durn    2.21
        3-A1
Price        100-02+
       Yield    4.92
         WAL    1.16
    Mod Durn    1.09
        3-A2
Price         99-12+
       Yield    5.40
         WAL    2.96
    Mod Durn    2.67
        3-A3
Price         99-02+
       Yield    5.42
         WAL    6.26
    Mod Durn    5.11
        4-A1
Price         101-08
       Yield    5.49
         WAL    3.13
    Mod Durn    2.64
        4-A2
Price         100-20
       Yield    5.73
         WAL    3.13
    Mod Durn    2.62
   LIBOR_6MO  4.1670
   LIBOR_1YR  4.3530
     CMT_1YR  3.9390
      Prepay  25 CPB



The above estimated value[s] are as of the date indicated and do not represent actual bids or offers by Lehman Brothers. There can be no assurance that actual trades could be completed at such value[s]. [Unless otherwise specified, the above valuations represent Bid-market valuations. The bid-side is the estimated amount a party would pay to purchase the asset.] Discussions of the trade values in general, and indicative or firm price quotations and actual trade prices in particular, may vary significantly from these written estimated values as a result of various factors, which may include (but are not limited to) prevailing credit spreads, market liquidity, position size, transaction and financing costs, hedging costs and risks and use of capital and profit. These estimates may not be representative of any theoretical or actual internal valuations employed by us for our own purposes, may vary during the course of any particular day and may vary significantly from the estimates or quotations that would be given by another dealer. You should consult with your own accounting or other advisors as to the adequacy of this information for your purposes. As a condition for providing these estimates, you agree that Lehman Brothers makes no representation and shall have no liability in any way arising therefrom to you or any other entity for any loss or damage, direct or indirect, arising from the use of this information.